UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15, 2020

cbdMD, INC.
(Exact name of registrant as specified in its charter)

North Carolina	001-38299	47-3414576
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8845 Red Oak Blvd, Charlotte, NC 28217
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (704) 445-3060

_______________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common	YCBD	NYSE American
8% Series A Cumulative Convertible Preferred Stock	YCBD PR A	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2020, with an effective date of October 1, 2020, the Company entered into an Executive Employment Agreement with T. Ronan Kennedy pursuant to which Mr. Kennedy was hired to serve as the Company’s Chief Financial Officer. Biographical information for Mr. Kennedy is as follows:

Mr. Kennedy, 41, has served as Chief Financial Officer of AMV Holdings, LLC, a Mooresville, NC-based vaping and e-cigarette retailer, manufacturer and wholesaler since 2015. During his tenure, AMV grew from a 9-store regional chain to a platform of over 100 U.S. locations and a growing European footprint. Since the passing of the Farm Bill in late 2018, Mr. Kennedy assisted AMV expand into the manufacturing and retailing of CBD products. Prior to his role at AMV, Mr. Kennedy spent 9 years at Meriturn Partners, LLC, a Raleigh, NC-based middle-market private equity firm focused on acquiring and advising middle-market companies, where he was a Principal. In his role with Meriturn Partners, LLC, Mr. Kennedy has led all facets of transactions, including due diligence, financial analysis and capital raising and in 2014 helped lead Meriturn’s original acquisition of AMV’s predecessor. Since 2014 Mr. Kennedy has also provided independent advisory and consulting services with select organizations and his engagements have included leading the financial analysis on sale-side engagements, assistance in negotiating a $40 million sale to a strategic buyer, advising secured creditors through restructuring of a restaurant group, and serving as a co-trustee for a specialty pharmaceutical company. From 2001 to 2004 Mr. Kennedy held engineering and manufacturing roles with Visteon Corporation, a $16 billion Tier 1 automotive supplier. Mr. Kennedy received a B.S. in Mechanical Engineering from Virginia Polytechnic Institute & State University and a M.B.A. from the Fuqua School of Business, Duke University. Since 2019 Mr. Kennedy has served on the Board of Directors of Nexus Capital Real Estate Inc., a Rochester, NY-based real estate investment firm.

The term of Mr. Kennedy’s Executive Employment Agreement is one year, and may be renewed by us for additional one year terms upon 60 days prior notice to Mr. Kennedy. As compensation for his services, we agreed to pay him an annual base salary of $250,000, and he is entitled to received a performance bonus, payable in a combination of cash and awards of common stock, and the performance bonus will be based upon his relative achievement of annual performance goals established by our board of directors upon recommendation of the compensation committee, with input from senior executive management. Mr. Kennedy is also entitled to a discretion bonus and he is entitled to participate in all benefit programs we offer our employees, reimbursement for business expenses and four weeks of annual paid vacation.

As additional compensation on the effective date of the agreement we will grant him (i) a restricted stock award of an aggregate of 50,000 shares of our common stock, and (ii) 10 year stock options to purchase 350,000 shares of our common stock, vesting subject to continued employment as follows:  (A) 100,000 shares at an exercise price of $3.50 per share shall vest in equal amounts over a three year period on October 1, 2021, October 1, 2022 and October 1, 2023, respectively; (B) an additional 125,000 shares at an exercise price of $5.00 per share shall vest in equal amounts over a three year period on October 1, 2021, October 1, 2022 and October 1, 2023, respectively; and (B) an additional 125,000 shares at an exercise price of $6.50 per share shall vest in equal amounts over a three year period on October 1, 2021, October 1, 2022 and October 1, 2023, respectively.

The agreement may terminated for cause, upon his death or disability, or by us without cause. If we terminate the agreement for cause, or if it terminates upon Mr. Kennedy’s death, or if he voluntarily terminates the agreement, neither Mr. Kennedy nor his estate (as the case may be) is entitled to any severance or other benefits following the date of termination. If we should terminate the agreement without cause, we are obligated to continue to pay to Mr. Kennedy his base salary for the balance of the term of this agreement; provided that, in no event shall the remaining base salary to which he would be entitled to be for less than six months regardless of when the term ends. If at any time during the term, Mr. Kennedy’s employment with us is terminated by us not for cause within the lesser of the remaining term or one year after the Change of Control (as defined in the agreement) or in the 90 days prior to the Change of Control upon the request of the acquiror, we are obligated to him an amount equal to the greater of (i) 1.5 multiplied by his then base salary or (ii) all of his base salary remaining to be paid during the initial term, payable in a lump-sum payment on the termination date of his employment hereunder but not earlier than the closing of the Change of Control. The agreement also contains customary confidentiality, non-disclosure and indemnification provisions.

On September 16, 2020 Mark Elliott entered into a Separation and General Release (the “Separation Agreement”) with the cbdMD, Inc. (the “Company”) and its subsidiaries resigning as Chief Financial Officer and Chief Operating Officer and all other capacities, effective October 1, 2020. His resignation was pursuant to Section 6(d) of his Employment Agreement dated September 6, 2018 (the “Elliott Employment Agreement”). Under the Separation Agreement the Company has agreed to provide Mr. Elliott with the following benefits: (i) in exchange for transition services to be provided by Mr. Elliott from October 1, 2020 through February 28, 2021, Mr. Elliott will be paid through December 31, 2021 in accordance with the Company's regular bi-weekly payroll practices, his current salary, along with benefits; (ii) to the extent not already vested, all options and restricted stock previously issued to Mr. Elliott shall fully vest and the Company will extend the option exercise period and provide for a cashless exercise of such options; and (iii) upon the effectiveness of the Separation Agreement, in exchange for the transition services being offered by Employee from October 1, 2020 through February 28, 2021, Mr. Elliott shall receive options to purchase 300,000 shares of the Company’s common stock, exercisable at $2.60 per share for a period of 3 years on a cashless basis. Mr. Elliott has agreed to release Company from the provisions contained in the Elliott Employment Agreement, provided that Mr. Elliott and the Company agree that provisions relating to confidential information shall remain full force and effect. The Company has also agreed to release Mr. Elliott from his non-competition obligations under the Elliott Employment Agreement. In consideration for the compensation payable under the Separation Agreement Mr. Elliott has also agreed to release the Company, its shareholders, directors, officers, employees and agents from all claims, whether known or unknown, related to his employment. The agreement also contains customary non-disclosure and non-disparagement provisions.

The description of the terms and conditions of each of the Executive Employment Agreement with Mr. Kennedy and the Separation Agreement with Mr. Elliott is qualified in its entirety by reference to the agreement which is filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this report.

Item 9.01
Financial Statements and Exhibits.

(d)
Exhibits.
		Incorporated by Reference			Filed or Furnished Herewith
No.	Exhibit Description	Form	Date Filed	Number

10.1	Executive Employment dated September 15, 2020				Filed
10.2	Separation Agreement dated September 16, 2020				Filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

cbdMD, Inc.

Date: September 18, 2020	By:	/s/ Marty Sumichrast
Marty Sumichrast, co-Chief Executive Officer